Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into as of July 9, 2015, by and between Brian Levy (the “Executive”) and Aerie Pharmaceuticals, Inc. (the “Company”) (each of the Executive and the Company, a “Party” and, collectively, the “Parties”). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.

RECITALS

WHEREAS, the Parties are parties to that certain Amended and Restated Employment Agreement dated as of December 18, 2013 (the “Employment Agreement”);

WHEREAS, the Parties desire for the Executive’s employment with the Company to cease as of July 7, 2015 (the “Separation Date”) and for the Executive to receive the payments and benefits as described in Section 9(a) of the Employment Agreement; and

WHEREAS, as a condition precedent and a material inducement for the Company to pay the Executive the payments and to provide the Executive the benefits set forth in this Agreement, the Executive has agreed to execute this Agreement and be bound by the provisions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the monetary and other consideration set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Separation from Service. The Parties agree that effective as of the Separation Date, the Executive shall cease to be an employee of the Company and hereby (i) resigns from all positions held at the Company and its subsidiaries and affiliates, and (ii) is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company or any of its subsidiaries or affiliates.

2. Company Obligations.

(a) Subject to the Release of Claims described in Section 3 hereof having become irrevocable by no later than September 5, 2015 (the “Release Date”) and the Executive’s continued compliance with the remaining applicable provisions of Section 5 and 6 of his Employment Agreement, the Company shall (x) pay or provide the Executive with the payments and benefits set forth in Section 9(a) of his Employment Agreement within the timeframes set forth therein.

(b) Regardless of whether the Executive executes the Release of Claims described in Section 3 of this Agreement, the Company shall continue to pay the Executive’s base salary and continue his coverage under the Company’s group health plans, in each case through the Separation Date.

(c) The Executive and the Company agree that, except as expressly set forth in this Agreement, the Executive shall not be entitled to receive any additional compensation, bonuses, incentive compensation, benefits or other consideration from the Company in connection with or in any way related to his termination from, or prior employment by, the Company.

3. Release of Claims by the Executive. As set forth above, the Company’s obligation to make any payment or provide benefits contemplated by Section 2(a) is conditioned on the Executive’s execution and delivery to the Company of the Release of Claims attached as Exhibit A hereto following the Separation Date.

4. Return of Company Property. As soon as reasonably practicable following the date hereof, the Executive shall return to the Company all Company property in his possession, including, without limitation, any keys, access cards, credit cards, books, manuals, files, computer software, disks and the like, as well as all paper and electronic copies of materials and documents in his possession or under his direct or indirect control relating to the Company, its business, executives, and clients, and, the Executive represents that he will not retain copies, in whatever form, of any such materials or documents; provided, that to the extent he later becomes aware of Company property in his possession, the Executive shall promptly upon discovery return to the Company all such Company property. Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that the Executive may retain, as his own property, his copies of his individual personnel documents, such as his payroll and tax records, and similar personal records and his rolodex and address book so long as they contain only contact type information.

5. Cooperation. Following the Separation Date, the Executive shall cooperate with the Company upon reasonable request of the Board and be reasonably available to the Company (taking into account any other full-time employment of the Executive) with respect to matters arising out of the Executive’s services to the Company and its subsidiaries, including in connection with the litigation captioned Kelley v. Aerie Pharmaceuticals, Inc. et al., No. 15-cv-03007 (D.N.J.). Reasonable and documented direct efforts of the Executive associated with such matters shall be compensated by the Company at an hourly rate of $300.00, with reimbursement of all corresponding reasonable and documented travel expenses.

6. Survival of Employment Agreement Provisions. Any provisions of the Employment Agreement that are intended to survive its termination are hereby incorporated herein by reference. For the sake of clarity, this includes, but is not limited to, Section 5 (Confidential Information and Inventions) and Section 6 (Non-Solicitation; Non-Disparagement).

7. Notices. Any notice required or desired to be delivered hereunder shall be in writing and shall be delivered in accordance with Section 12(h) of the Employment Agreement.

8. Complete Agreement. This Agreement (and any provisions of the Employment Agreement incorporated herein) constitutes the complete agreement of the Parties with respect to the subject matter hereof and shall supersede all agreements between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and benefits of the Executive. For the avoidance of doubt, nothing in this Agreement shall be construed to interfere with the Executive’s right to elect COBRA continuation coverage in accordance with applicable law.

9. Severability. Each provision hereof and portion thereof is severable, and if one or more provisions hereof or portions thereof are declared invalid, the remaining provisions and portions thereof shall nevertheless remain in full force and effect. If any provision of this Agreement or portion thereof is so broad, in scope or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

10. No Waiver. No delay on the part of any of the Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part hereof, or the right of any Party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Parties represent that each signatory to this Agreement on his, its or their behalf is authorized to make the promises and commitments herein.

12. Successors. This Agreement shall be binding upon any and all successors and assigns of the Parties.

13. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof.

14. Amendments. This Agreement may be modified, amended or supplemented only by a written agreement executed by the Parties; provided, that the observance of any provision of this Agreement may be waived by the Party that will lose the benefit of such provision as a result of such waiver in a writing expressly stating which observance is being waived.

15. General Interpretive Principles. The name assigned this Agreement and headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations. Any reference to a Section of the Internal Revenue Code of 1986, as amended, shall be deemed to include any successor to such Section.

16. Section 409A. The Parties agree that this Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (“Section 409A”), or an exemption from Section 409A, and that all provisions of this Agreement shall be interpreted accordingly.

17. Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

AERIE PHARMACEUTICALS, INC.

By:	/s/ Richard J. Rubino
Name:	Richard J. Rubino
Title:	Chief Financial Officer and Secretary

/s/ Brian Levy
BRIAN LEVY

Exhibit A

RELEASE

YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE.

1. In consideration of the payments and benefits to be made under the Separation Agreement, dated as of July 7, 2015 (the “Separation Agreement”), to which Brian Levy (the “Employee”) and Aerie Pharmaceuticals, Inc. (the “Employer”) (each of the Employee and the Employer, a “Party” and collectively, the “Parties”) are parties, the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Employer, its parent organizations and each of their subsidiaries and affiliates (the “Employer Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Employer Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Employer Released Party that arises out of, or relates to, the Employee’s employment with the Employer or any of its subsidiaries and affiliates, or any termination of such employment, including claims of such nature that arise under the Separation Agreement and including claims (i) for severance or vacation benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), and any similar or analogous state statute, excepting only:

(A) rights of the Employee arising under, or preserved by, this Release or the Separation Agreement;

(B) the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

(C) claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Employer Affiliated Group; and

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(D) rights to directors’ and officers’ liability insurance coverage and indemnification the Employee has or may have under the Employment Agreement (as defined in the Separation Agreement), under any existing indemnification agreement with the Company, applicable law, the by-laws or certificate of incorporation or other governing documents of the Company, or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

2. The Employee acknowledges and agrees that the release of claims set forth in this Release is not to be construed in any way as an admission of any liability whatsoever by any Employer Released Party, any such liability being expressly denied.

3. The release of claims set forth in this Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

4. The Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

5. The Employee acknowledges that he has been given a period of at least twenty-one (21) days to consider whether to execute this Release. If the Employee accepts the terms hereof and executes this Release, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release. If no such revocation occurs, this Release shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, the Employee shall irrevocably forfeit any right to payment of the amounts set forth in Section 2(a) of the Separation Agreement, but the remainder of the Separation Agreement shall continue in full force.

6. The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Employer Released Party with any governmental agency, court or tribunal.

7. The Employee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Release, and has been given a sufficient period within which to consider the release of claims set forth in this Release.

8. The Employee acknowledges that the release of claims set forth in this Release relates only to claims that exist as of the date of this Release.

9. The Employee acknowledges that any severance payments he is receiving in connection with the release of claims set forth in this Release and his obligations under this Release are in addition to anything of value to which the Employee is entitled from the Employer.

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10. Each provision hereof is severable from this Release, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Release is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

11. The failure to enforce at any time any of the provisions of this Release or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Release, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Release.

12. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes.

13. This Release shall be binding upon any and all successors and assigns of the Employee and the Employer.

14. Except for issues or matters as to which federal law is applicable, this Release shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof.

/s/ Brian Levy
BRIAN LEVY

July 9, 2015 DATE

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